UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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Endologix, Inc.
Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
On May 2, 2016, we filed our definitive proxy statement with the Securities and Exchange Commission in connection with our annual meeting of stockholders scheduled to be held on June 2, 2016. We are filing this supplement to the proxy statement in order to provide our stockholders with additional information relating to Proposal 3 and our Compensation Discussion and Analysis disclosures made in the proxy statement.
These supplemental disclosures to the definitive proxy statement are dated as of May 25, 2016.
The following disclosures supplement, and should be read in conjunction with, the disclosures set forth under the caption, “Accounting and Tax Consequences” in the Compensation Discussion and Analysis, and under the captions “Section 162(m) Awards” and “Tax Deduction Limitation” in Proposal 3.
On May 5, 2016 and May 20, 2016, two purported stockholders of our company, represented by the same counsel, delivered demand letters to our Board of Directors alleging, among other things, that certain stock options granted to John McDermott, our Chairman and Chief Executive Officer, on February 4, 2016 were granted in excess of the limitation described in Section 3.3 of our 2015 Stock Incentive Plan, or the 2015 Plan. Section 3.3 of the 2015 Plan sets a limit under which equity grants may qualify as deductible compensation under Section 162(m) of the Internal Revenue Code of 1986.
Our Board of Directors subsequently appointed a Demand Review Committee comprised of Daniel Lemaitre, our lead independent director and chair of our Nominating, Governance and Compliance Committee, Guido Neels, chair of our Compensation Committee, and Gregory Waller, chair of our Audit Committee, each an independent director, to investigate and evaluate the claims and allegations asserted in the demand letters and to recommend to our Board of Director how it should proceed with the claims and allegations asserted in the demand letters.
Following its investigation and evaluation of the claims and allegations asserted in the demand letters, the Demand Review Committee determined that the stock options granted to Mr. McDermott on February 4, 2016, which Mr. McDermott previously disclosed in a Form 4 filed with the Securities and Exchange Commission on February 17, 2016, are valid and consistent in all material respects with the terms of the 2015 Plan.
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Your vote is important. To vote your shares by proxy you may do any of the following:

•	Vote at the Internet site address listed on the proxy card enclosed with your proxy statement;

•	Call the toll-free number listed on the proxy card enclosed with your proxy statement; or

•	Sign, date and return in the envelope provided the proxy card enclosed with your proxy statement.
If you choose the third option, please do so promptly to ensure your proxy arrives in sufficient time.
Our board of directors recommends that stockholders approve all of the proposals described in the proxy statement at our annual meeting of stockholders.